Exhibit 8.1

[date]

Tungray Singapore Pte. Ltd.

[address]

Dear Sirs,

TUNGRAY TECHNOLOGIES INC (THE “COMPANY”)

REGISTRATION STATEMENT ON FORM F-1

1.	Introduction

We have acted as Singapore legal advisers to Tungray Singapore Pte. Ltd. in connection with the initial public offering (the “Initial Public Offering”) of class A ordinary shares of the Company (the “Shares”), a company incorporated under the laws of the Cayman Islands, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion concerning the statements in the Registration Statement under the section “Taxation – Singapore Taxation”, comprising the subsections “Individual Income Tax”, “Corporate Income Tax”, “Dividend Distributions”, “Gains on Disposal of our Class A Ordinary Shares”, “Stamp Duty”, “Estate Duty”, and “Goods and Services Tax”.

2.	Opinion

Based on such facts and subject to the limitations set forth in the Registration Statement, and subject to the Qualifications (defined below), we are of the opinion that the statements set forth in the Registration Statement under the section “Taxation – Singapore Taxation”, insofar as they constitute statement of Singapore tax laws, are true and accurate in all material respects and that such statements constitute our opinion.

3.	Qualifications

This opinion is subject to the following qualifications:

a.	other than the statements set forth under the section “Taxation – Singapore Taxation”, we have not investigated or verified the accuracy of the facts or the reasonableness of any assumptions, statements of opinion or intention contained in the Registration Statement and have not attempted to determine whether any material fact has been misstated or omitted from the Registration Statement;

b.	we express no opinion as to any laws other than the laws of the Republic of Singapore as in force as at the date of this opinion and as such laws have, to date, been interpreted in published decisions of the courts of the Republic of Singapore;

c.	we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction;

d.	our opinion is subject to all the qualifications set out in the first paragraph under the section “Taxation – Singapore Taxation” in the Registration Statement; and

e.	no opinion is expressed as to any matter not discussed herein.

For the avoidance of doubt, we will not be responsible to carry out any review or to update the opinion for any subsequent changes or modifications to the law and regulations, or to the administrative interpretations thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by the Company and to the use of our name under the section “Taxation – Singapore Taxation” in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

This opinion given herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Initial Public Offering of the Shares as described above, including, but without limitation, any other document signed in connection with the Initial Public Offering as described above. Further, save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

WONGPARTNERSHIP LLP